UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2014

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

General Communication, Inc.'s ("the Company") Compensation Committee of its Board of Directors approved certain modifications to the incentive compensation plan for Ronald A. Duncan who was identified in the Summary Compensation Table in the definitive proxy statement filed by the Company on May 15, 2013 ("2013 Proxy Statement"). Following additional discussions with Mr. Duncan about his increased responsibilities resulting from the growth of the Company, the Compensation Committee has made certain modifications to the incentive compensation for Mr. Duncan that was described in a Form 8-K filed by the Company on November 21, 2013.  Such modifications include that Mr. Duncan’s target annual incentive compensation has been reduced from the $1,560,000 previously disclosed to $1,475,000.  The updated target incentive compensation is subject to an increase over each of the next three years if the Company’s Adjusted EBITDA (as defined in the 2013 Proxy Statement) increases from 2013.

In each of the years covered by the plan, Mr. Duncan's incentive compensation target will be calculated by multiplying his Total Compensation which includes his base salary, director cash compensation, estimated value of stock grant for service as a director, and incentive compensation ("Total Compensation") by the percentage increase in Adjusted EBITDA from Adjusted EBITDA in 2013 and adding that to his target incentive compensation. For example, if Adjusted EBITDA increases by 10% in 2014 then Mr. Duncan's target incentive compensation will be increased by 10% of his Total Compensation. Finally the Compensation Committee will determine the percentage of incentive compensation that Mr. Duncan will earn based on his performance.

The Compensation Committee replaced Mr. Duncan's targets disclosed in the 2013 Proxy Statement with the following:

•	Capex Spending - The capital expenditure spending ("Capex Spending") target will be based on Capex Spending not exceeding the goal that will be determined by our Compensation Committee.

•
Discretionary - The board will take various factors into account when deciding on the payout of the discretionary portion that includes leadership, crisis management, succession planning, strategic planning, risk management, special projects, financial reporting, and compliance with our debt covenants.

Mr. Duncan's incentive compensation will be paid to him in the form of 50% cash and 50% restricted stock grants. The restricted stock grants vest at the end of three years. Mr. Duncan's total compensation upon which his increase is based includes the following:

Base salary	$925,000
Director cash compensation	$65,000
Estimated value of stock grant for service as a Director	$75,000
Incentive compensation	$1,475,000
Total Compensation	$2,540,000

The incentive compensation plan as described above replaces the short-term and long-term incentive compensation plans as described in the 2013 Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: February 6, 2014

	By	/s/ Peter J. Pounds
Name: Peter J. Pounds
Title: Senior Vice President,
Chief Financial Officer
and Secretary
(Principal Financial Officer)